Exhibit 12.1

Validus Holdings, Ltd. Ratio of Earnings to Fixed Charges

	Three Months	Year Ended	Year Ended	Year Ended	Year Ended December	Year Ended
	Ended March 31,	December 31,	December 31,	December 31,	31,	December 31,
	2011(2)	2010	2009	2008	2007	2006

Earnings

Pre-tax (loss)/income from continuing operations	$(173,823)	$405,690	$893,648	$63,899	$404,501	$183,097

Validus:
Imputed interest on operating leases	113	601	715	562	657	39
2006 Junior Subordinated Deferrable Debentures	3,588	14,354	14,354	14,354	14,398	7,824
2007 Junior Subordinated Deferrable Debentures	3,029	12,114	12,732	14,704	8,938	—
2010 Senior Notes due 2040	5,597	20,770	—	—	—	—
Credit facilities	1,724	5,492	2,319	910	2,332	965
Talbot FAL facilities	63	333	542	255	658	—
Talbot other interest	—	—	—	(186)	620	—
Talbot third party FAL facility	—	2,807	14,183	27,281	24,808	—

Fixed Charges	14,114	56,471	44,845	57,880	52,411	8,828

Earnings	(159,709)	462,161	938,493	121,779	456,912	191,925

Fixed Charges	14,114	56,471	44,845	57,880	52,411	8,828

Ratio of Earnings to Fixed Charges	—	8.18	20.93	2.10	8.72	21.74

Earnings

Pre-tax (loss)/income from continuing operations	$(173,823)	$405,690	$893,648	$63,899	$404,501	$183,097

Validus:
Imputed interest on operating leases	113	601	715	562	657	39
2006 Junior Subordinated Deferrable Debentures	3,588	14,354	14,354	14,354	14,398	7,824
2007 Junior Subordinated Deferrable Debentures	3,029	12,114	12,732	14,704	8,938	—
2010 Senior Notes due 2040	5,597	20,770	—	—	—	—
Credit facilities	1,724	5,492	2,319	910	2,332	965
Talbot other interest	—	—	—	(186)	620	—

Fixed Charges Excluding FAL Costs (1)	14,051	53,331	30,120	30,344	26,945	8,828

Earnings	(159,772)	459,021	923,768	94,243	431,446	191,925

Fixed Charges Excluding FAL Costs (1)	14,051	53,331	30,120	30,344	26,945	8,828

Ratio of Earnings to Fixed Charges Excluding FAL Costs (1)	—	8.61	30.67	3.11	16.01	21.74

(1)

FAL Costs represent both fixed and variable costs paid for financing Validus’ operations at Lloyd’s. The ratio of earnings to fixed charges excluding FAL Costs demonstrates the degree to which the ratio changes if FAL Costs are treated as variable rather than fixed costs.

(2)	Earnings are inadequate to cover fixed charges. $173,823 represents the amount of coverage deficiency.

Unaudited Pro forma Condensed Combined Consolidated Ratio of Earnings to Fixed Charges for Validus Holdings, Ltd. and Transatlantic Holdings, Inc. for the Year Ended December 31, 2010

		Pro Forma
	Pro forma	Purchase
	Combined	Adjustments	Transatlantic Re

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2010	2010	2010

Earnings

Pre-tax income from continuing operations	$801,649	$(76,829)	$472,788

Validus:
Imputed interest on operating leases (1)	601	—	—
2006 Junior Subordinated Deferrable Debentures	14,354	—	—
2007 Junior Subordinated Deferrable Debentures	12,114	—	—
2010 Senior Notes due 2040	20,770	—	—
Credit facilities	21,742	16,250	—
Talbot FAL facilities	333	—	—
Talbot other interest	—	—	—
Talbot third party FAL facility	2,807	—	—
Transatlantic:
Interest expense	68,272	—	68,272

Fixed Charges	140,993	16,250	68,272

Earnings	942,642	(60,579)	541,060

Fixed Charges	140,993	16,250	68,272

Ratio of Earnings to Fixed Charges	6.69	—	7.93

Earnings

Pre-tax income from continuing operations	$801,649	$(76,829)	$472,788

Validus:
Imputed interest on operating leases (1)	601	—	—
2006 Junior Subordinated Deferrable Debentures	14,354	—	—
2007 Junior Subordinated Deferrable Debentures	12,114	—	—
2010 Senior Notes due 2040	20,770	—	—
Credit facilities	21,742	16,250	—
Talbot other interest	—	—	—
Transatlantic:
Interest expense	68,272	—	68,272

Fixed Charges Excluding FAL Costs (2)	137,853	16,250	68,272

Earnings	939,502	(60,579)	541,060

Fixed Charges Excluding FAL Costs (2)	137,853	16,250	68,272

Ratio of Earnings to Fixed Charges Excluding FAL Costs (2)	6.82	—	7.93

(1)	No imputed interest on Transatlantic’s operating leases as any estimates would be unreliable without access to lease agreements.

(2)

FAL Costs represent both fixed and variable costs paid for financing Validus’ operations at Lloyd’s. The ratio of earnings to fixed charges excluding FAL Costs demonstrates the degree to which the ratio changes if FAL Costs are treated as variable rather than fixed costs.

Unaudited Pro forma Condensed Combined Consolidated Ratio of Earnings to Fixed Charges for Validus Holdings, Ltd. and Transatlantic Holdings, Inc. for the Three Months Ended March 31, 2011

		Pro Forma
	Pro forma	Purchase
	Combined	Adjustments	Transatlantic Re

	March 31,	March 31,	March 31,
	2011(3)	2011	2011(4)

Earnings

Pre-tax loss from continuing operations	$(568,168)	(73,583)	$(320,762)

Validus:
Imputed interest on operating leases (1)	113	—	—
2006 Junior Subordinated Deferrable Debentures	3,588	—	—
2007 Junior Subordinated Deferrable Debentures	3,029	—	—
2010 Senior Notes due 2040	5,597	—	—
Credit facilities	5,787	4,063	—
Talbot FAL facilities	63	—	—
Talbot other interest	—	—	—
Talbot third party FAL facility	—	—	—
Transatlantic:
Interest expense	16,894	—	16,894

Fixed Charges	35,071	4,063	16,894

Earnings	(533,097)	(69,520)	(303,868)

Fixed Charges	35,071	4,063	16,894

Ratio of Earnings to Fixed Charges	—	—	—

Earnings

Pre-tax loss from continuing operations	$(568,168)	(73,583)	$(320,762)

Validus:
Imputed interest on operating leases (1)	113	—	—
2006 Junior Subordinated Deferrable Debentures	3,588	—	—
2007 Junior Subordinated Deferrable Debentures	3,029	—	—
2010 Senior Notes due 2040	5,597	—	—
Credit facilities	5,787	4,063	—
Talbot other interest	—	—	—
Transatlantic:
Interest expense	16,894	—	16,894

Fixed Charges Excluding FAL Costs (2)	35,008	4,063	16,894

Earnings	(533,160)	(69,520)	(303,868)

Fixed Charges Excluding FAL Costs (2)	35,008	4,063	16,894

Ratio of Earnings to Fixed Charges Excluding FAL Costs (2)	—	—	—

(1)	No imputed interest on Transatlantic’s operating leases as any estimates would be unreliable without access to lease agreements.

(2)

FAL Costs represent both fixed and variable costs paid for financing Validus’ operations at Lloyd’s. The ratio of earnings to fixed charges excluding FAL Costs demonstrates the degree to which the ratio changes if FAL Costs are treated as variable rather than fixed costs.

(3)	Earnings are inadequate to cover fixed charges. $568,168 represents the amount of coverage deficiency.

(4)	Earnings are inadequate to cover fixed charges. $320,762 represents the amount of coverage deficiency.